EXHIBIT 5.1

December 16, 2003

Premcor Inc.
The Premcor Refining Group Inc.
1700 East Putnam Avenue
Suite 400
Old Greenwich, Connecticut 06870

Ladies and Gentlemen:

You have requested our opinion in connection with your filing of a shelf registration statement on Form S-3 (the "Registration Statement") registering up to $1,200,000,000 aggregate initial offering price of (i) one or more series of debentures, notes or other unsecured evidences of indebtedness (the "Debt Securities") of each of Premcor Inc. ("Premcor") and The Premcor Refining Group Inc. ("PRG"), (ii) shares of common stock, $.01 par value per share, of Premcor (the "Common Stock"), (iii) shares of preferred stock, $.01 par value per share, of Premcor (the "Preferred Stock"), (iv) warrants of Premcor to purchase Common Stock or Preferred Stock (the "Warrants"), (v) Premcor stock purchase contracts (the "Stock Purchase Contracts"), (vi) Premcor units (the "Units") and (vii) Guarantees of Premcor (the "Guarantees," and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Warrants, the Stock Purchase Contracts and the Units, the "Securities") to be issued to the public from time to time and up to $240,000,000 aggregate initial offering price of Securities that may be registered pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") by means of an additional registration statement relating to the Registration Statement (any such additional registration statement, the "462(b) Registration Statement").

In furnishing this opinion, we have examined copies of the Registration Statement, the Certificate of Incorporation and By-Laws of each of you, as amended to date, and the minutes of the meeting of the Board of Directors of each of you authorizing the issuance of the Securities. We have also examined such other documents, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examinations of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinion, we have relied upon statements and certificates of your officers and representatives and others.

Based upon and subject to the foregoing, it is our opinion that:

1.           The Common Stock (including any Common Stock issued pursuant to the 462(b) Registration Statement) has been duly authorized by all necessary corporate action of Premcor and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the shares of Common Stock have been issued, delivered, and paid for, such shares of Common Stock will be legally issued, fully paid and nonassesable.

2.          The Preferred Stock (including any Preferred Stock issued pursuant to the 462(b) Registration Statement) has been duly authorized by all necessary corporate action of Premcor and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with, (b) Premcor's board of directors has adopted and Premcor has duly filed with the Secretary of State of Delaware a Certificate of Designations establishing the preferences, limitations and relative voting and other rights of each series of Preferred Stock prior to issuance thereof and (c) the shares of Preferred Stock have been issued, delivered and paid for, such shares of Preferred Stock will be legally issued, fully paid and nonassessable.

3.          The Warrants (including any Warrants issued pursuant to the 462(b) Registration Statement) have been duly authorized by all necessary corporate action of Premcor Inc. and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the Warrants have been issued, delivered and paid for, and the shares of Common Stock or Preferred Stock issuable upon exercise of the Warrants have been reserved for issuance, such Warrants will be legally issued.

4.           The Stock Purchase Contracts have been duly authorized by all necessary corporate action of Premcor Inc. and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the agreements relating to the Stock Purchase Contracts shall have been duly executed and delivered by the parties thereto, assuming that the terms of such Stock Purchase Contracts are in compliance with then applicable law, the Stock Purchase Contracts will be validly issued and will constitutes valid and legally binding obligations of Premcor, enforceable against it in accordance with their terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether in law or equity.

5.           The Units have been duly authorized by all necessary corporate action of Premcor Inc. and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with and (b) the agreements relating to the Units shall have been duly executed and delivered by the parties thereto, assuming that the terms of such Units are in compliance with then applicable law, the Units will be validly issued and will constitutes valid and legally binding obligations of Premcor, enforceable against it in accordance with their terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether in law or equity.

6.           The Debt Securities (including any Debt Securities issued pursuant to the 462(b) Registration Statement) have been duly authorized by all necessary corporate action of each of you and when (a) the applicable provisions of the Securities Act and such state "blue sky" or securities laws as may be applicable have been complied with, (b) the Debt Securities have been duly established by or pursuant to a resolution of the Board of Directors of Premcor or PRG or in a supplemental indenture and (c) the Debt Securities have been issued and delivered for value as contemplated in the Registration Statement, such Debt Securities will be legally issued and will be a binding obligation of Premcor or PRG, as the case may be, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether in law or equity.

7.           The Guarantees have been duly authorized by all necessary corporate action of Premcor Inc. and when (a) the Guarantees have been duly executed and delivered by Premcor Inc., (b) the Debt Securities to which such Guarantees relate have been duly issued and sold and the purchase price therefor has been received by PRG and (c) the Guarantees have been qualified under the Trust Indenture Act of 1939, as amended, such Guarantees will constitute a valid and legally binding obligation of Premcor, enforceable against Premcor in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether in law or equity.

To the extent that your obligations as obligor under an indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the applicable trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the indenture, (ii) that such indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of such trustee, enforceable in accordance with its terms, (iii) that such trustee is in compliance, generally and with respect to acting as a trustee under the indenture, with all applicable laws and regulations and (iv) that such trustee has the requisite organizational and legal power and authority to perform its obligations under the indenture.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America.

We hereby consent to be named in the Registration Statement to be filed by you with the Securities and Exchange Commission under the Securities Act as attorneys who have passed upon the legality of the Securities to be registered by the Registration Statement; and we further consent to your filing a copy of this opinion as an exhibit to the Registration Statement and to the incorporation by reference of this opinion in any 462(b) Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ STROOCK & STROOCK & LAVAN LLP
STROOCK & STROOCK & LAVAN LLP